Exhibit j.1

CUSTODY AGREEMENT

CUSTODY AGREEMENT, made as of          day of May, 2021 by and between Puerto Rico Residents Tax-Free Fund III, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico and an investment company registered under the Puerto Rico Investment Companies Act (the “Fund”), and Banco Popular de Puerto Rico, a Puerto Rico bank organized and having its principal office and place of business in Puerto Rico (“BPPR”). Capitalized terms not otherwise defined herein will have the same meaning as in the Fund’s Prospectus dated May, 2021.

W I T N E S S E T H

WHEREAS, the Fund will deposit with BPPR or, at the direction of BPPR, with a sub-custodian appointed pursuant to paragraph 1. below, all of its securities, cash, and other assets which with any additional securities or other property hereafter deposited with BPPR or such sub-custodian, it shall administer in accordance with the terms and conditions hereinafter provided.

WHEREAS, the Fund desires to retain BPPR to act as custodian in the manner and on the terms and conditions hereinafter set forth.

WHEREAS, the Fund has retained BPPR to act as transfer agent in the manner and on the terms and conditions set forth in the Transfer Agency, Registrar, and Shareholder Servicing Agreement (the “Transfer Agency Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed as follows:

1.       BPPR is hereby authorized to establish or cause to be established a segregated Custody Account in its name for the sole benefit of Puerto Rico Residents Bond Fund I (the “Account”). BPPR, as Custodian, shall ensure the safe-keeping of any securities or other property deposited for the Account and subject at all times to the instructions of the Fund and to the terms and conditions set forth below, which shall remain in force until expressly revoked or amended in writing. BPPR may open or direct the opening of such additional sub-accounts as the Fund may need to cover its needs. BPPR shall ensure that the securities and other property of the Fund are maintained separate and apart from the assets of the other clients of BPPR or any sub-custodian appointed hereunder and from the assets of BPPR or such sub-custodian, as the case may be, and shall mark or direct the marking of such securities and other property to identify them as belonging to the Fund. BPPR shall not be responsible for any securities or other property of the Fund not actually received by BPPR or its authorized agent (including any sub-custodian appointed hereunder). Further to the foregoing, BPPR has, in agreement with the Fund, retained JPMorgan (“JPM”) as sub-custodian to perform the duties described in this Agreement and may retain, upon prior notification to the Fund, such other sub-custodian or third-party provider in order to enable it to carry out any of its duties and responsibilities under this Custody Agreement; however, by doing so, BPPR will not be relieved of any of its responsibilities under this Custody Agreement.

2.      Unless otherwise instructed to the contrary by the Fund, BPPR shall direct JPM or any other sub-custodian appointed hereunder, including through the use of a book-entry system, depository, or an agent as each is described in Section 5 hereof, with respect to securities held hereunder and therein deposited, shall collect all principal or liquidation value and any dividends and income that may become due and payable on the securities or other property deposited hereunder and the proceeds of sale of any thereof. Any such income shall be credited to the Fund. The Fund shall bear all risk with respect to losses that arise from late or incorrect payment or collectability of any check that pertains to any such income; however, BPPR and JPM or any other such sub-custodian shall take all reasonable steps in monitoring the timeliness and accuracy of all payments.

3.      Unless otherwise instructed to the contrary by the Fund, BPPR shall direct JPM or any other such sub-custodian to present for payment and collect the amount payable upon such securities that are called, but only if either BPPR receives a written notice of such call, or notice of such call appears in one or more of the publications as may be agreed upon by the Fund and such sub-custodian as directed by BPPR, which may be amended at any time by BPPR or JPM or any other such custodian, without the prior notification or consent of the Fund; present for payment and collect the amount payable upon all securities that mature; surrender securities in temporary form for definitive securities; hold directly, or through an authorized book-entry system, depository, or agent or futures commission merchant (“FCM”), with respect to assets therein deposited, for the sole account of the Fund designated as such on the records of JPM or such other sub-custodian as directed by BPPR, e.g., “JPM as Sub-Custodian for the [insert Fund name]” and maintained in the book-entry system or a depository or by an agent, assets deposited therewith or all rights and similar property issued with respect to such assets so held for the Fund; to transfer to FCMs cash or other assets of the Fund as initial and variation margin; and to establish segregated accounts for repurchase agreements, put options, margin assets, and for such other purposes as the Fund’s administrator or the Fund’s investment adviser may reasonably request.

4.      BPPR shall provide the Fund with, or arrange for the provision of, monthly itemized statements of the Account for verification purposes. Such monthly statements shall show the securities and other property of the Fund in the custody or possession of JPM or any other such sub-custodian as directed by BPPR, the book-entry system, depository or FCM, at the end of such month and all debits, credits, and transactions in the Account during such month. BPPR will also provide the Fund a written confirmation, prepared by JPM or other sub-custodian, notice or report of the exact amount of the securities or other property in the Account, including those in a book-entry system or depository or held with an FCM, the business day following a day on which a trade is made, cash is deposited, or cash is withdrawn. Such written confirmation, notice, or report shall also specify the place and manner in which such securities and other property are being maintained. (If and when there is any change in the place and manner in which such securities or other property are being maintained, BPPR shall give the Fund written notice thereof.) BPPR shall presume that the Fund agrees with the correctness of the contents of any statement, report or notice BPPR provides pursuant to this Agreement unless the Fund notifies BPPR otherwise within fifteen (15) days after receipt thereof, exclusive of Saturdays, Sundays, and legal holidays in the Commonwealth of Puerto Rico.

5.      JPM or any other such sub-custodian, as directed by BPPR, is hereby authorized to hold any securities and other property in bearer form or nominee name. JPM or any other such sub-custodian, as directed by BPPR, is also hereby authorized to use the book-entry system or a depositary as a participant or through an agent that is approved by the Board in accordance with rules adopted by the U.S. Securities and Exchange Commission; and assets are also authorized to be held by an FCM, in accordance with rules adopted by the Securities and Exchange Commission provided however, that BPPR’s reliance on such agent shall not relieve BPPR of any of its responsibilities or liabilities under this Agreement.

6.      Upon receipt of specific instructions from the Fund and not otherwise, BPPR and JPM or any other such sub-custodian shall deliver any or all of the property held hereunder only upon delivery of payment, unless any or all of the property held hereunder is subject to a collateral or pledge agreement set forth between with the Fund whereby restrictions as to the disposition of said collateral or property have been established.

Upon instructions received from the Fund no later than 1:30 P.M. (AST), BPPR or its agent will receive and/or deliver those securities and other property the Fund trades as part of the regular day’s trading activities. BPPR may change this schedule from time to time as circumstances may dictate upon 30 days’ prior notice to the Fund. All instructions BPPR receives after 1:30 P.M. (Atlantic Standard Time), will be acted upon that day on a best effort basis only. BPPR will not bear any responsibility whatsoever if it or its agent is unable to deliver or receive any securities after the aforementioned deadlines.

7.      Upon receipt of specific instructions from the Fund and not otherwise, BPPR shall direct JPM or any such other sub-custodian to disburse cash of the Fund as may be requested.

8.      All property held in the Account shall be held with the care BPPR, JPM or any such other sub-custodian exercises as to its own securities or property. With respect to the maintenance of funds with any securities depository, BPPR, or JPM or any other sub-custodian shall exercise due care in accordance with reasonable commercial standards in ensuring the duties of the securities intermediary to obtain and thereafter maintain any financial assets of the fund and that such securities intermediary provides, promptly upon request by the fund, such reports as are available concerning the internal accounting controls and financial strength of the securities intermediary, accordance with Rule 17f-4 of the Investment Company Act of 1940. BPPR, its officers, and employees shall not be liable to the Fund or others for any losses incurred, except by reason of acts constituting gross negligence, bad faith, or willful misfeasance. BPPR shall not be liable, except in the event of gross negligence, bad faith, or willful misfeasance, for any error of fact or judgment nor for any losses the Fund incurs that arise directly or indirectly from adverse regulatory or tax changes. BPPR shall not be liable, or responsible in any way for the genuineness or validity of any security or document delivered, received, or held under this Agreement, except in any case where the lack of genuineness or validity is obvious.

9.      BPPR is not under any duty to file any tax report or returns or pay any taxes due on the income and/or principal collected under the Account. BPPR, however, will execute, as Custodian, any necessary certificates of ownership under tax laws or otherwise.

10.      For the services performed hereunder, the Fund will reimburse BPPR for any and all costs (including, but not limited to, any fees and expense payable to any sub-custodian) and out-of-pocket expenses.

11.      All directions or instructions with respect to the Account shall be written and signed on behalf of the Fund by at least two officers of the Fund, acting jointly, and authorized by the Board of Directors of the Fund to direct or instruct BPPR, JPM or any other such sub-custodian with respect to the Account. Such Fund officers shall include a person who is also an officer of BPPR. In no event shall any of such persons be officers or employees of Popular Asset Management LLC or UBS Asset Managers of Puerto Rico, a division of UBS Trust Company of Puerto Rico, except for instructions involving delivery against payment as part of normal daily trading activities.

The identity of such Fund officers, their titles and their specimen signatures shall be certified by the Secretary or Assistant Secretary of the Fund. It is the Fund’s responsibility to provide BPPR with an updated certified authorization list as the need arises. Accordingly, BPPR will rely upon and act on any instruction(s) received that is (are) properly authenticated in accordance with the authorization. Solely for purposes of reconciliation with monthly statements described in Section 4 hereof, the Fund shall confirm to BPPR, JPM or other such sub-custodian by phone, fax, or other computer link with access codes each instruction to receive or deliver securities or other property on a daily basis. BPPR may or such other entity, however, in its sole discretion, accept oral, cable or telephone instructions it believes in good faith to be genuine, and it shall not be liable for executing, failing to execute or for any mistake in the execution of any such orders, except in case of negligence or willful default. In addition, BPPR shall not be liable for failing to carry out any instructions received from the Fund should BPPR be served with a court order prohibiting or precluding it from complying with such instructions. BPPR shall have no duty to the Fund with respect to securities affected by such a court order, and BPPR shall be entitled to refuse to act with respect to any such securities or other property until any adverse claims affecting such securities or other property have been finally determined in a court of competent jurisdiction or settled by agreement between the parties. In addition, BPPR shall have been furnished with written evidence satisfactory to its counsel of any such determination or settlement.

12.      BPPR shall maintain and preserve and shall direct JPM or any other such sub-custodian to maintain and preserve, such books and records as the administrator of the Fund shall reasonably request, and such books and records shall be the property of the Fund.

13.      The Fund hereby makes the following representations and warranties, each of which is true and correct on the date hereof and each of which shall survive the transactions contemplated hereby:

a.

That the Fund is the sole owner, free and clear of any liens, pledges or claims whatsoever, of the Fund’s securities and other property held in the Account or has full legal rights to execute the transactions contemplated hereby.

b.

The Fund has full right, power, and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, consummation, and performance of this Agreement will not violate any provision of law or result in any conflict with, breach of, or default under any other instrument, agreement, order, judgment or decree of any court or other governmental agency to which the Fund is a party, by which the Fund is a party or by which the Fund is bound.

c.

The Fund has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement. This Agreement has been duly and validly executed and delivered by the Fund and is valid and binding upon the Fund in accordance with its terms.

d.

In connection with the provision of services as custodian of the Fund’s assets, BPPR will not give any advice regarding the investments of the Fund, and BPPR will not make any recommendations with respect to the purchase or sale of any securities or the investment of any funds.

e.

The Fund covenants and agrees to indemnify BPPR for, and to hold BPPR harmless against, any loss, liability, and expense (including reasonable counsel’s fees and without limitation, the reasonable cost and expenses of defending itself against any claim of liability hereunder) relating to claims, actions or proceedings by third persons, and incurred by it without gross negligence, willful misfeasance, or bad faith, or that may arise out of or in connection with the acceptance or administration of this Agreement.

14.      BPPR hereby makes the following representations and warranties, each of which is true and correct on the date hereof and each of which shall survive the transactions contemplated hereby:

a.

BPPR has full right, power, and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, consummation, and performance of this Agreement will not violate any provision of law or result in any conflict with, breach of, or default under any other instrument, agreement, order, judgment or decree of any court or other governmental agency to which BPPR is a party, by which BPPR is a party, or by which BPPR is bound.

b.

BPPR has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement. This Agreement has been duly and validly executed and delivered by BPPR and is valid and binding upon BPPR in accordance with its terms.

15.      BPPR will allow the Fund, its independent public accountants, or any other person designated by the Fund or by any regulatory authority with jurisdiction over the Fund to examine or verify, during regular banking hours, the securities and other property that BPPR holds on behalf of the Fund at BPPR premises at its San Juan, Puerto Rico offices.

Written authorization in form satisfactory to counsel to BPPR must accompany this type of request, the Fund will bear any cost related thereto, and the Fund shall give a two-day written notice to BPPR prior to any such examination or verification.

16.      Any and all notices, communications, requests, and demands that may be necessary, proper, or convenient under this Agreement, or any other related document, shall be conclusively deemed given, when given in writing, on the date they are personally delivered to the person set forth below, postage prepaid, certified return receipt requested, and addressed as set forth below:

To BPPR:	Banco Popular de Puerto Rico
209 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918
Attention: Mr. Javier Rubio

To the Fund:	Puerto Rico Residents Tax-Free Fund III, Inc.
209 Muñoz Rivera Avenue
Suite 1112
San Juan, Puerto Rico 00918

Any of the parties may change the person authorized to receive any notice, demand, and other communication and/or its mailing or physical address, by notifying the other party pursuant to this paragraph, as long as such person and the mailing address are within Puerto Rico.

17.      It is understood and agreed that BPPR shall be under no duty to take any action other than herein specified with respect to any securities or other property at any time deposited hereunder unless BPPR specifically agrees in writing, and no covenant or obligation shall be implied herein against BPPR.

18.      No party hereto shall be liable for delay in its performance or for its failure to perform any of its obligations hereunder, if such delay or failure shall result from any circumstances not reasonably within the control of the performing party.

19.      The laws of the Commonwealth of Puerto Rico shall govern this Agreement and will be binding upon BPPR, the Fund, and their assignees or successors or legal representatives.

20.      The written instructions of either the Fund or BPPR may terminate this Agreement at any time.

21.      This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Only a written instrument that specifically states it is intended as a modification or amendment to this Agreement and that is executed by all parties hereto may modify or amend this Agreement. No oral statement or representation not contained herein shall have any force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and at the place first above written.

BANCO POPULAR DE PUERTO RICO		PUERTO RICO RESIDENTS TAX-FREE FUND III, INC.

By:	/s/ Javier Rubio	By:	/s/ Leslie Highley, Jr.
Name:	Javier Rubio	Name:	Leslie Highley, Jr.
Title:	Senior Vice President	Title:	Co-President

		By:	/s/ William Rivera
		Name:	William Rivera
		Title:	Authorized Signature